Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Reports Third Quarter 2016 Results;
Rental Portfolio more than Doubles During Quarter

CHRISTIANSTED, U.S. Virgin Islands, November 7, 2016 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) today reported financial and operating results for the third quarter of 2016.

Third Quarter 2016 Highlights

•
Completed the acquisition of a highly stabilized portfolio of 4,262 single-family rental homes for an aggregate purchase price of $652.3 million in a seller financed transaction that significantly enhances Residential's presence in new and existing strategic target markets (the “HOME SFR Transaction”).

•	Increased the rental portfolio during the quarter by 115% over the prior quarter to 8,541 homes.

•	Stabilized rentals grew by 140% to 7,466 properties with 95% leased.

•	Rental revenue increased 12% over last quarter to $9.6 million bringing year to date rental revenue to $24.2 million.

•	Reduced non-rental REO and NPL portfolios by 16% and 9%, respectively, since June 30, 2016.

•	Achieved average rent increases of approximately 10% on re-leases and 7% on lease renewals.

•	Diversified our property management capabilities, retaining Main Street Renewal LLC (“MSR”) as manager for the properties acquired in the HOME SFR Transaction.

•	Repurchased $6.3 million in stock bringing total purchases under the plan to $43.8 million.

•	Declared and paid a third quarter 2016 dividend of $0.15 per share.

“Residential continues to deliver on its stated goals. In the third quarter, we completed a transformative acquisition that doubled the size of our single-family rental portfolio and diversified our property management infrastructure, while continuing to improve our operating metrics,” said Chief Executive Officer, George Ellison.  “The successful acquisition of a large portfolio of highly stabilized single-family rental properties in our target markets was a significant accomplishment for Residential. We continue to execute on our objectives and make strong progress on our strategy of building long-term stockholder value through the creation of a large portfolio of rental homes that we target operating at a best-in-class yield.”

Strategic Update

During the third quarter of 2016 and thereafter, Residential has continued to pursue its objective of becoming one of the top single-family REITs serving working class American families and their communities with a view to providing robust returns on equity and long-term growth for investors. Among others, important steps taken recently to achieve these objectives include the following:

•
On September 30, 2016, we completed a transformative acquisition of 4,262 rental homes for an aggregate purchase price of $652.3 million in two separate seller financed transactions. The HOME SFR Transaction brings our total rental portfolio to 8,541 properties at September 30, 2016 and enhances our presence in new and existing strategic target markets, including Florida, Texas, Georgia, Tennessee, North Carolina and South Carolina. The HOME SFR Transaction is immediately accretive to our earnings with approximately 97% of the properties being stabilized rentals.

•
In connection with the HOME SFR Transaction, our subsidiary that owns the properties, HOME SFR Borrower, LLC, received approximately $489.3 million in seller financing, representing 75% of the aggregate purchase price. This loan was made pursuant to a loan agreement with an ultimate maturity date of November 9, 2021, thereby ensuring term financing for up to five (5) years on the newly acquired portfolio at 1 month LIBOR + 3.285%. We believe that the terms of the loan were attractive in comparison to the financing terms otherwise available to us and will satisfy our financing requirements for the 4,262 rental homes acquired for the foreseeable future.

•
In connection with the seller financing, we retained the current property manager for the portfolio, MSR, to provide property management services with respect to the properties acquired in the HOME SFR Transaction. This new property management relationship diversifies our property management services and supplements our strong relationship with Altisource Portfolio Solutions S.A. (“ASPS”). We believe that the property management agreements with MSR and ASPS are, and will continue to be, key drivers of efficiency and cost management in our model and provide us with scalable, established, geographically dispersed property management infrastructures to support our portfolios of rental homes.

The Company believes the foregoing developments are highly positive in driving its strategy of building long-term stockholder value through the creation of a large portfolio of single-family rental homes that it targets operating at a best-in-class yield.

Third Quarter 2016 Financial Results

Net loss for the third quarter of 2016 was $57.6 million, or $1.06 per diluted share, compared to a net loss of $5.4 million, or $0.09 per diluted share, for the third quarter of 2015. Net loss for the nine months ended September 30, 2016 was $166.8 million, or $3.05 per diluted share, compared to net income of $20.2 million, or $0.35 per diluted share, for the nine months ended September 30, 2015.

Webcast and Conference Call

The Company will host a webcast and conference call on Monday, November 7, 2016 at 8:30 a.m. Eastern Time to discuss its financial results for the third quarter of 2016. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About Residential

Residential is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to our stockholders; the impact of changes to the supply of, value of and the returns on sub-performing and non-performing loans and single-family rental properties; our ability to successfully modify or otherwise resolve sub-performing and non-performing loans; our ability to convert loans to single-family rental properties and acquire single-family rental properties generating attractive returns; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; our ability to predict costs; difficulties in identifying sub-performing and non-performing loans and single-family properties to acquire; our ability to integrate newly acquired rental assets into the portfolio; our ability to effectively compete with competitors; our ability to apply the net proceeds from financings in target assets in a timely manner; changes in interest rates and the market value of the collateral underlying our sub-performing and nonperforming loan portfolios or acquired single-family properties; our ability to obtain and access financing arrangements on favorable terms, or at all; our ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform its obligations under various agreements with us; the failure of Main Street Renewal LLC to effectively perform under its property management agreement with us; the failure of our servicers to effectively perform their servicing obligations under their servicing agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment

Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Revenues:
Rental revenues	$9,590	$4,021	$24,242	$7,561
Change in unrealized gain on mortgage loans	(41,152)	27,499	(155,306)	130,842
Net realized gain on mortgage loans	9,428	12,874	30,340	47,528
Net realized gain on mortgage loans held for sale	19	100	50,166	505
Net realized gain on real estate	26,307	13,914	94,833	36,926
Interest income	209	115	425	595
Total revenues	4,401	58,523	44,700	223,957
Expenses:
Residential property operating expenses	15,011	16,574	51,215	45,890
Real estate depreciation and amortization	5,149	2,050	12,790	4,392
Acquisition fees and costs	5,202	861	8,306	1,738
Selling costs and impairment	11,570	10,705	50,003	34,235
Mortgage loan servicing costs	7,792	13,477	27,960	47,989
Interest expense	10,174	14,436	37,060	39,477
General and administrative	2,500	2,286	9,100	8,509
Management fees	4,658	4,988	14,234	25,039
Total expenses	62,056	65,377	210,668	207,269
Other income (expense)	—	1,518	(750)	3,518
(Loss) income before income taxes	(57,655)	(5,336)	(166,718)	20,206
Income tax (benefit) expense	(17)	27	106	53
Net (loss) income	$(57,638)	$(5,363)	$(166,824)	$20,153

(Loss) earnings per share of common stock - basic:
(Loss) earnings per basic share	$(1.06)	$(0.09)	$(3.05)	$0.35
Weighted average common stock outstanding - basic	54,178,129	57,056,625	54,722,828	57,154,734
(Loss) earnings per share of common stock - diluted:
(Loss) earnings per diluted share	$(1.06)	$(0.09)	$(3.05)	$0.35
Weighted average common stock outstanding - diluted	54,178,129	57,056,625	54,722,828	57,351,014

Dividends declared per common share	$0.15	$0.55	$0.60	$1.73

Altisource Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets:
Real estate held for use:
Land	$213,174	$56,346
Rental residential properties (net of accumulated depreciation of $17,615 and $7,127, respectively)	866,903	224,040
Real estate owned	326,358	455,483
Total real estate held for use, net	1,406,435	735,869
Real estate assets held for sale	169,841	250,557
Mortgage loans at fair value	628,304	960,534
Mortgage loans held for sale	4,038	317,336
Cash and cash equivalents	56,890	116,702
Restricted cash	23,382	20,566
Accounts receivable, net	27,839	45,903
Related party receivables	—	2,180
Prepaid expenses and other assets	14,372	1,126
Total assets	$2,331,101	$2,450,773

Liabilities:
Repurchase and loan agreements	$1,182,677	$763,369
Other secured borrowings	156,986	502,599
Accounts payable and accrued liabilities	52,114	32,448
Related party payables	4,926	—
Total liabilities	1,396,703	1,298,416

Commitments and contingencies

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,869,642 shares issued and outstanding as of September 30, 2016 and 55,581,005 shares issued and outstanding as of December 31, 2015	539	556
Additional paid-in capital	1,184,174	1,202,418
Accumulated deficit	(250,315)	(50,617)
Total equity	934,398	1,152,357
Total liabilities and equity	$2,331,101	$2,450,773